Exhibit 10.1

Execution Version
OFFICE AND LABORATORY LEASE
between
UCB, INC.
Landlord
and
GEOVAX, INC.
Tenant

1900 LAKE PARK DRIVE
SMYRNA, GEORGIA 30080
LEASE SUMMARY

Date:	August 31, 2009

Landlord:	UCB, Inc., a Delaware corporation

Tenant:	GeoVax, Inc., a Georgia corporation

Premises and Floor(s) and	8,430 rentable square feet in Suites 360, 370 and 380 of the Building on
Expansion:	the ground floor located at 1900 Lake Park Drive, Smyrna Georgia 30080
[Section 1.1(b)]	(“Premises”)

Tenant will only be charged for the use of 6,000 rentable square feet
(“Rentable Area”), but has the right to beneficial occupancy of the entire Premises; provided, however, Landlord shall have the right to recapture up to 2,430 rentable square feet beginning from the demising wall on the left-hand side of Suite 360/370 with ninety (90) days prior written notice to Tenant and Landlord’s installation, at Landlord's expense, of a new demising wall.

Landlord shall provide a Right of First Refusal on the 2,430 contiguous rentable square feet to be leased at the then current market lease rate
(“Expanded Rentable Area”).

Lease Term:	Sixty-Two (62) months with two (2) months rent abatement outside the term
[Section 2.1]

Commencement Date:	November 1, 2009
[Section 2.1]

Rent Commencement:	January 1, 2010
[Section 2.1]

Expiration Date:	December 31, 2014
[Section 2.1]

Base Rental:	Full service Base Rental Rate, to be paid in equal monthly installments.
[Section 3.1]

Months	Rate/RSF Gross
1 - 2	$0.00
3 - 12	$19.00
13 - 24	$19.57
25 - 36	$20.16
37 - 48	$20.76
49 - 60	$21.38
61 - 62	$22.02

Rent Credit:	$0

Security Deposit:	Last month’s rent or Eleven Thousand Ten Dollars ($11,010.00)

Landlord’s Address for the	UCB, Inc.
mailing of payments:	1950 Lake Park Drive
[Section 3.4]	Smyrna, Georgia 30080
Attn: Scott Gee

Use: [Section 5.1]	General office use and laboratory use

Tenant’s Broker and Address	Stephanie Marino
for Notices:	CB Richard Ellis, Inc.
[Section 9.1]	3280 Peachtree Road
Suite 1400
Atlanta, GA 30305

Tenant’s Address for Notices:	GeoVax, Inc.
[Section 9.2]	1256 Briarcliff Road NE
Atlanta, GA 30306
Attn: Bob McNally, President and CEO

Landlord’s Address for	UCB, Inc.
Notices:	1950 Lake Park Drive
[Section 9.2]	Smyrna, Georgia 30080
Attn: Scott Gee

Jay Dowlen
Landlord’s Broker and	CB Richard Ellis, Inc.
Address for	3280 Peachtree Road
Notices:	Suite 1400
Atlanta, GA 30305
[Section 9.2]

Landlord’s Allowance:	Landlord, at Landlord’s expense, shall repaint and re-carpet the Premises
[Section 4.1]	and replace the missing ceiling tiles in the Premises with finishes mutually agreeable to Landlord and Tenant, such cost not to exceed $7.50 per rentable square foot ($45,000.00). Except as otherwise provided in this Section 4.1, Tenant is accepting the Premises as is, and the
Landlord shall have no obligation whatsoever to perform and contribute to any additional tenant improvements for the Premises.

1900 LAKE PARK DRIVE
OFFICE LEASE

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

Page
9.19 Ownership and Management Disclosure	15
9.20 Effect of Lease Termination	15
9.21 Quiet Enjoyment	15

-iii-

SCHEDULE OF EXHIBITS

Exhibit “A”:	Floor Plan(s)
Exhibit “B”:	Rules and Regulations
Exhibit “C”:	Tenant Improvements

-iv-

1900 LAKE PARK DRIVE
OFFICE LEASE
     THIS LEASE AGREEMENT (the “Lease”), dated as of, but not necessarily on, November 1, 2009, made by and between the undersigned Landlord and the undersigned Tenant.
W I T N E S S E T H   T H A T:
     Landlord, for and in consideration of the rents, covenants, agreements and stipulations herein contained, to be paid, kept and performed by Tenant, has leased and rented, and by these presents hereby leases and rents unto Tenant, and Tenant hereby leases upon the terms and conditions herein contained, the Premises described in Section 1.1(b) below. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; and Tenant has only a usufruct which is not subject to levy and sale. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and subject to the terms and provisions hereof, Tenant shall at all times during the Lease Term (as hereinafter defined) peacefully and quietly have and enjoy possession of the Premises.
     This Lease shall be applied and construed in a commercially reasonable manner. Whenever herein the consent, approval or concurrence of either Landlord or Tenant shall be required for action or forbearance by the other party, it is agreed that such consent, approval or concurrence shall not be unreasonably withheld, delayed or conditioned, except as to matters specified as being in the discretion or sole discretion of the party from which the consent, approval or concurrence is required. Discretionary consent, approval or concurrence may be withheld, delayed or conditioned without regard to any standard of reasonableness.
I
PREMISES AND OTHER DEFINITIONS
     Terms not defined in this Lease shall have the respective meanings set forth in the Lease Summary attached as a preamble hereto, and incorporated herein by this reference. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:
     1.1 Premises. Terms used in defining Premises are:
     (a) The term “Building” shall mean the building located at 1900 Lake Park Drive, Smyrna, Georgia, consisting of approximately 35,858 square feet of rentable space.
     (b) The term “Premises” shall mean that portion of the Building located on the floor(s) of the Building specified in the Lease Summary, which portion is shown on the floor plan(s) attached hereto as Exhibit “A” together with a non-exclusive right in common with others to use and enjoy those common areas or portions of the Building, including but not limited to driveways, sidewalks, parking lots, hallways, corridors, trash rooms, mechanical and electrical rooms, storage rooms, stairways, entrances, exits, restrooms, lobbies, stairs, loading docks, pedestrian walks, roofs and basements, janitor’s and storage closets within the Building and all other common rooms and common facilities within the Building (collectively, the “Common Areas”). Upon any expansion or contraction of the Premises pursuant to the terms of this Lease or other agreement of the parties, the term “Premises” shall be deemed to apply to such space as adjusted by such expansion or contraction.
     1.2 Area of the Premises. The “Rentable Area” and the “Expanded Rentable Area” of the Premises for all purposes of this Lease shall be the agreed quantity of square footage so designated in the Lease Summary.
     1.3 “Prime Rate” shall mean the rate of interest announced from time to time by Bank of America, N.A. as its prime rate of interest. An increase or decrease in the Prime Rate shall result in a corresponding increase or decrease in the rate of interest being charged hereunder and shall take effect on the day the increase or decrease in the Prime Rate is made effective. In the event that Bank of America, N.A. shall abandon or abolish the practice of publishing the Prime Rate, or should the same become unascertainable, Landlord shall designate a comparable reference rate which shall then be deemed to be the Prime Rate under this Lease.
     1.4 “Property Taxes” shall mean the following: (a) personal property ad valorem taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Building for the operation thereof; (b) real estate ad valorem taxes, assessments, impact fees, sewer charges and transit taxes; and (c) any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, unless the same shall be imposed in lieu of real estate ad valorem taxes) which may now or hereafter be levied or assessed against the Building and the land underlying the Building or the rents derived from the Building (in the case of special taxes or assessments which may be payable in installments, only the amount of installments paid during a calendar year shall be included in the taxes for that year).
II
TERM, ASSIGNMENT AND SUBLETTING
     2.1 Term. Except as otherwise provided herein, Tenant takes and accepts the Premises from Landlord in their present condition and as suited for the use intended by Tenant, for the term described below (the “Lease Term”). The Lease Term shall commence on the date specified in the Lease Summary as the Commencement Date (the “Commencement Date”) and shall end at 6:00 p.m. local time on the date specified in the Lease Summary as the Expiration Date (the “Expiration Date”). The rental and other payments due hereunder from Tenant shall commence on the Rent Commencement Date. Tenant may occupy the Premises for the two (2) weeks immediately preceding the Commencement Date to install Tenant’s equipment, phone, cable and furnishings. Tenant shall be subject to all the terms and conditions of this Lease during such two week period.
     2.2 Removal of Tenant’s Property. Upon or prior to the termination of this Lease, Tenant shall have the obligation to remove from the Premises and the Building all of its personal property and trade fixtures, and peaceably surrender the Premises to Landlord in a clean and ready to occupy condition. Such property of Tenant not so removed from the Premises or the Building upon the termination of this Lease shall be considered abandoned by Tenant and may be disposed of by Landlord in any manner whatsoever without accounting to Tenant for same or being liable in any way to Tenant for such disposition. Upon surrender of possession of the Premises, Tenant shall deliver to Landlord all keys to the Premises. Tenant shall not remove from the Premises and the Building those Tenant improvements to the mechanical, electrical or plumbing systems of the Building.
     2.3 Holding Over. In no event shall there be any renewal of this Lease by operation of law, and if Tenant remains in possession of the Premises after the termination of this Lease without written authorization executed by Landlord and Tenant, but with the acquiescence or consent of Landlord, Tenant shall be deemed to be occupying the Premises under a month-to-month periodic tenancy at a monthly rental equal to one hundred twenty-five percent (125%) of the Base Rental as adjusted by Rental Adjustment in effect during the last month of the Lease Term, plus all additional rental provided for in this Lease, and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month periodic tenancy. Landlord and Tenant agree that any such periodic tenancy may be terminated by thirty (30) days prior written notice by either party to the other party. If Tenant remains in possession after termination of this Lease without Landlord’s acquiescence or consent, Tenant thereupon shall be deemed a tenant-at-sufferance subject to summary eviction as provided by law.
     2.4 Assignment and Subleasing.
     (a) Tenant may not assign this Lease or sublease the Premises without obtaining the prior written consent of Landlord which Landlord, which consent Landlord shall not unreasonably withhold or delay.
     (b) Tenant agrees to pay, as additional rental, to Landlord, on demand, reasonable costs incurred by Landlord (i) in connection with any request by Tenant for Landlord to consent to any assignment or subleasing by Tenant, and (ii) in providing any services or materials to any assignee or sublessee of Tenant.
     (c) If, with the consent of Landlord, this Lease is assigned or the Premises or any part thereof is subleased, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rental and additional rental herein reserved, but no such subleasing, occupancy or collection shall be deemed (i) a waiver of any of Tenant’s covenants contained in this Lease, (ii) the acceptance by Landlord of the subtenant as Tenant, or (iii) the release of Tenant from further performance by Tenant of its covenants under this Lease.
     (d) Landlord’s approval of or consent to an assignment or sublease transaction shall not operate to release Tenant from its liability hereunder, and shall not affect Landlord’s rights under this Section 2.4 as to any subsequent proposed assignment or sublease.
     (e) Tenant covenants and agrees to deliver to Landlord one (1) fully executed counterpart of the instruments and documents (including amendments thereto) evidencing any approved assignment or subleasing effected pursuant to this Lease. Such delivery shall be made promptly following the execution of any such instrument or document.
III
RENT
     3.1 Base Rental. Tenant shall pay to Landlord an annual base rent in monthly installments for and during the Lease Term in the amounts specified in the Lease Summary (the “Base Rental”). The monthly installments of Base Rental shall be paid in advance on the first (1st) day of every calendar month during the Lease Term beginning on the Rent Commencement Date.
     3.2 Operating Expenses. Tenant acknowledges that in determining the Base Rental, Landlord has assumed it will operate the Building during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 6:00 p.m. Saturdays, holidays excluded. If Tenant’s operations exceed such hours of operation, Landlord may sub-meter the Premises electric and HVAC, at Landlord’s option, cost and expense, and Tenant shall pay any such incremental cost associated with the provision of utilities for the Tenant’s extended hours of operation. Tenant shall receive a Base Year of 2010 for operating expenses agreed to in 7/28/2009 proposal.
     3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord a Security Deposit as set forth in the Lease Summary.
     3.4 Payments. Tenant shall pay to Landlord all Base Rental, additional rent and all other charges due and owing by Tenant under this Lease without deduction or set off, in legal tender, at the address specified in the Lease Summary for the mailing of payments, or as otherwise directed from time to time by Landlord.
     3.5 Advanced Base Rental. Upon the execution of this Lease, Tenant shall pay to Landlord the first full month Base Rental.
     3.6 Rent for Partial Months. A prorated monthly installment, based on a thirty (30) day month, shall be paid in advance (i) on the Rent Commencement Date for any fraction of a month if the Lease Term begins on any day other than the first (1st) day of any month and (ii) on the first (1st) day of the final month of the Lease Term for any fraction of a month if the Lease Term shall terminate on any day other than the last day of any month.

IV
PREPARATION, MAINTENANCE AND REPAIR OF PREMISES
     4.1 Tenant Improvements. Landlord, at Landlord’s expense, shall repaint and re-carpet the Premises and replace the missing ceiling tiles in the Premises with finishes mutually agreeable to Landlord and Tenant, such cost not to exceed $7.50 per rentable square foot. Except as otherwise provided in this Section 4.1, Tenant is accepting the Premises as is, and the Landlord shall have no obligation whatsoever to perform and contribute to any additional tenant improvements for the Premises. Tenant, at Tenant’s expense, may make additional improvements to the Premises with UCB’s prior written consent. Improvements mutually agreed upon as of the date of this Lease are set forth in Exhibit C.
     4.2 Repairs by Tenant. Tenant shall at its own expense keep the Premises in good repair and tenantable condition and indemnify Landlord against any loss, damage or expense arising by reason of any failure of Tenant so to keep the Premises in good repair and tenantable condition or due to any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, tenants or assignees. If Tenant fails to perform, or cause to be performed, such maintenance and repairs, then at the option of Landlord, in its sole discretion, any such maintenance or repair may be performed or caused to be performed by Landlord and the cost and expense thereof charged to Tenant, and Tenant shall pay the amount thereof to Landlord on demand as additional rental. Without limitation, Tenant shall be obligated to maintain the mechanical, plumbing, and electrical systems that are specific to the Laboratory space, and shall be responsible for maintaining such areas in accordance with all applicable laws, rules, statutes, ordinances and codes during the Term.
     4.3 Repairs by Landlord. Landlord shall at its own expense unless otherwise provided herein keep and maintain in good order and repair the Common Areas of the Building. Additionally, Landlord is responsible for maintaining and repairing the roof.
     4.4 Alterations by Tenant. Tenant shall make no structural alterations or additions of any kind in or to the Premises. Tenant shall otherwise have the right to alter the Premises with Landlord’s consent, not to be unreasonably withheld or delayed so long as such alterations comply with Landlord’s reasonable rules and regulations, all local law, rules and ordinances are followed, and Tenant submits a governmentally approved set of plans to Landlord prior to commencement of such alterations. If a building permit is required in connection with such work, Landlord shall not unreasonably withhold, condition or delay its approval of the Tenant’s plans prior to submittal for permit applications. Landlord shall not assess any fees in connection with its review.
     4.5 Discharge of Liens. Tenant is not authorized to contract for or on behalf of Landlord for work on or the furnishing of materials to the Premises or any other part of the Building. Tenant shall discharge of record by payment, bond or otherwise, within thirty (30) days subsequent to the date of its receipt of notice thereof from Landlord, any mechanic’s, laborer’s or similar lien filed against the Premises or the Building for work or materials claimed to have been furnished at the instance of Tenant. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the claimant and to pay the amount of the judgment, if any, in favor of the claimant, with interest, costs and allowances. Tenant shall pay as additional rental on demand from time to time any sum or sums so paid by Landlord and all costs and expenses incurred by Landlord, including, but not limited to, reasonable attorneys’ fees in processing such discharge or in defending any such action.
     4.6 Damage and Destruction.
     (a) If the Building or Premises is damaged partially or wholly by fire, the elements, act of God or other casualty, and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred twenty (120) days of such damage, then either Landlord or Tenant may terminate this Lease as of the date of such fire or casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord or Tenant shall exercise its option provided herein by written notice to the other within sixty (60) days of such fire or other casualty.

     (b) If this Lease is not terminated pursuant to subsection (a) above, then Landlord, within such one hundred twenty (120) day period, shall repair and restore to a condition substantially the same as existing on the date of this Lease the Building or Premises, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such damage occurs during the last year of the Lease Term, regardless of any term extension option which is unexercised at the date of occurrence of the casualty). In the event that Landlord shall fail to complete such repairs and material restoration within sixty (60) days after the end of such 120 day period and Tenant’s use and enjoyment of the Premises is then materially impaired by the uncompleted restoration, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any personal property, equipment or trade fixtures which belong to Tenant.
     (c) If this Lease is not terminated pursuant to this Section 4.6 and if the Premises are unfit for occupancy in whole or in part following such damage, the Base Rental and Rental Adjustment payable during the period in which the Premises are unfit for occupancy shall be reduced in proportion to the number of square feet of Rentable Area of the premises rendered unusable by such damage.
     (d) Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord’s insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises or the Building.
     (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises or Building requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.
     (f) If any such casualty stated in this Section 4.6 occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this Section 4.6.
     4.7 Eminent Domain.
     (a) If all or any substantial part of the Building or of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Lease Term.
     (b) If part of the Building or Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and this Lease is not terminated as provided in subsection (a) above, this Lease shall not terminate but the Base Rental and Rental Adjustment payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under the circumstances.
     (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may, to the extent provided by law, separately claim against and receive from the condemning authority, if legally payable, compensation for Tenant’s removal, relocation costs, loss of business, business interruption and loss of trade fixtures, but only if and to the extent no such claim or award therefor will reduce or affect Landlord’s awards.
     (d) Notwithstanding anything to the contrary contained in this Section 4.7, if during the Lease Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rental payable hereunder by Tenant during the Lease Term provided Tenant’s Premises is not affected. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the term of this Lease.
     4.8 Reports of Defects. Tenant shall report to Landlord immediately in writing any damage to or defective condition in or about the Building or Premises known to Tenant.
     4.9 Landlord’s Right to Enter Premises. Tenant shall not change the locks on any entrance to the Premises or install additional locks without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed by Landlord. Upon Tenant’s written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant and at Tenant’s sole cost and expense. Landlord and its agents, employees and contractors upon forty-eight (48) hours’ prior telephonic notice shall have the right to enter the Premises at such times as Landlord deems reasonably necessary to make necessary repairs, additions, alterations and improvements to the Building, including, without limitation, the erection, use and maintenance of pipes and conduits and repairs to adjacent premises or other premises. Landlord shall also be allowed to take into and through the Premises any and all needed materials that may be required to make such repairs, additions, alterations and improvements. During such time as work is being carried on, in or about the Premises, provided such work is carried out in a manner so as not to interfere unreasonably with the conduct of Tenant’s business therein, the rent provided herein shall in no wise abate. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Premises may be made without prior notice and by force, if necessary.
V
USE AND SERVICES
     5.1 Use. Tenant shall use the Premises for the purposes stated in the Lease Summary and for no other purpose. Tenant shall not use the Premises for any illegal purpose, nor violate any statute, regulation, rule or order of any governmental body in its use thereof, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Premises or bring anything onto or into the Premises which will in any way increase the rate of insurance on the Premises nor deface or injure the Premises or overload the floor of the Premises. Tenant shall have access to the Premises seven days per week, twenty-four hours per day, at which time the services set forth in Section 5.2 below shall be available (except as otherwise noted):
     5.2 Services, Furniture and Equipment. Landlord agrees to provide to Tenant the following:

     (a) Heating and air-conditioning service from 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 p.m. Saturday, holidays excepted;
     (b) Use of furniture in the Premises consisting of eleven (11) existing Knoll cubicles that are 8’ x 8’ in size;
     (c) Access to and use of the employee cafeteria located at 2100 Lake Park Drive during normal hours of cafeteria service subject to business conditions;
     (d) Access to and use of mail room services excluding postage costs on outbound mail, parcels and COD costs on inbound shipments;
     (e) Shared access to the liquid nitrogen tank located in the truck court of the Building;
     (f) Janitorial services and those service required to maintain a first class office complex (through the Landlord’s property management company);
     (g) Electric current in quantity consistent with past operation of the Building;
     (h) Campus security guard service 24 hours per day, seven days per week, 365 days per year without interruption; and
     (i) Campus reception services to include visitor management.
VI
COMPLIANCE WITH LAWS
     6.1 Tenant’s Compliance with Laws. Tenant shall comply, at its own expense, with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof which apply to or result from Tenant’s use or occupancy of the Premises and shall abide by and observe the Rules and Regulations attached to this Lease as Exhibit “B” and such other reasonable rules and regulations for the use, occupancy or operation of the Building as may hereafter be established in writing by Landlord.
     6.2 Building Alterations. If, in order to maintain the Building as an office building or otherwise, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct or improve any part or all of the Building or Premises, Tenant’s obligations under this Lease will not be affected, provided, however, that if such action by Landlord shall render the Premises wholly unfit for occupancy and if, in Landlord’s reasonable estimation, it cannot complete such acts within ninety (90) days, then at the option of Tenant to be exercised by giving written notice to Landlord within sixty (60) days following the date of notice to Landlord by such governmental authority, this Lease shall terminate on the date of such election and Tenant shall immediately surrender the Premises to Landlord. In such event Tenant shall continue to owe and pay rent and other charges up to but not beyond the time of such surrender. If Tenant shall elect not to terminate this Lease as provided above, Landlord and Tenant shall have the same respective rights and obligations as provided above in Sections 4.7(b) and (c), and the provisions of Section 4.6(f) shall apply regardless of whether or not Tenant elects to terminate this Lease.
VII
INSURANCE, LIABILITY AND INDEMNIFICATION
     7.1 Insurance.
     (a) Tenant agrees to carry fire and extended coverage insurance insuring Tenant’s interest in its improvements and betterments to the Premises and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property.
     (b) Tenant also agrees to carry a policy or policies of worker’s compensation and commercial general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord as an additional insured, (ii) be issued by an insurance company which is reasonably acceptable to Landlord and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not and may not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies, or certificates thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.
     (c) Landlord shall keep the Building insured during the Term against loss or damage by fire, casualty or other insurable hazards and extended coverage in an amount at least equal to the replacement cost of the Building. Landlord shall also carry a policy or policies of worker’s compensation and commercial general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises.
     7.2 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, neither party shall be liable to the other for damages arising out of the damage to or destruction of the contents of the Premises or for damage to or destruction of the Premises or the Building, or by fire or other casualty which loss would be covered by a standard fire and extended risk insurance policy, whether or not such damage or destruction is the result of negligence on the part of either party, or its agents, servants, or employees, it being the understanding and agreement of the parties is obligated to carry its own insurance against such risks and that each party will look to its insurance for indemnity against any such damage. Neither Party shall have any interest in the other’s insurance or the proceeds thereof.
     7.3 Indemnity by Tenant. Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or death to any of Tenant’s employees, guests, invitees, agents or contractors, or damage to any property whatsoever:
     (a) either (i) occurring in, on or about the Premises, or (ii) occurring in, on or about any facilities (including, without limitation, elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused by the act, neglect or fault of, or omission of any duty with respect to the same, by Tenant, its agents, employees, contractors, invitees, licensees, tenants or assignees;
     (b) arising from any work or thing whatsoever done by or on behalf of Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;
     (c) arising from any breach or event of default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or
     (d) otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees.
     7.4 Limitation of Liability. LANDLORD’S OBLIGATIONS AND LIABILITY WITH RESPECT TO THIS LEASE SHALL BE LIMITED SOLELY TO LANDLORD’S INTEREST IN THE BUILDING, AS SUCH INTEREST IS CONSTITUTED FROM TIME TO TIME, AND NEITHER LANDLORD (BEYOND ITS INTEREST IN THE BUILDING) NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, TRUSTEE,

BENEFICIARY OR PARTNER OF LANDLORD SHALL HAVE ANY PERSONAL LIABILITY WHATSOEVER WITH RESPECT TO THIS LEASE. IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE THE OBLIGATION OF LANDLORD TO TENANT UNDER THIS LEASE, LANDLORD AND TENANT AGREE THAT ANY FINAL JUDGMENT OR DECREE SHALL BE ENFORCEABLE AGAINST LANDLORD ONLY TO THE EXTENT OF LANDLORD’S INTEREST IN THE BUILDING, AS AFORESAID, AND ANY SUCH JUDGMENT OR DECREE SHALL NOT BE CAPABLE OF EXECUTION AGAINST, NOR BE A LIEN ON, ANY ASSETS OF LANDLORD OTHER THAN ITS INTEREST IN THE BUILDING, AS AFORESAID.
VIII
EVENTS OF DEFAULT AND RELATED REQUIREMENTS
     8.1 Default and Remedies.
     (a) The occurrence of any of the following shall constitute an event of default (“Default”) by Tenant hereunder:
     (i) The Base Rental or additional rental payable under this Lease is not paid within five (5) business days from designated due date;
     (ii) Tenant’s interest in the Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof;
     (iii) Tenant breaches or fails to comply in any material respect with any of the Rules and Regulations in Exhibit “B” hereto, as the same may hereafter be amended from time to time, and such breach or failure shall continue for more than thirty (30) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord; provided, however, that the foregoing shall not apply to amended rules that unreasonably interfere with Tenant’s intended use of the Premises.
     (iv) Tenant breaches or fails to comply with any other term, provision, condition or covenant of this Lease, and such breach or failure shall continue for more than thirty (30) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord if the matter in question is not reasonably susceptible of cure by Tenant within the 30-day period, then Tenant shall have such additional time as may reasonably be necessary, but no more than an additional seventy (70) days, within which to effect curative action provided that Tenant institutes the curative action within the 30-day period and prosecutes the same diligently to completion;
     (v) Tenant, if a corporation, joint venture, partnership, limited liability company, limited partnership or trust, without Landlord’s prior written consent and the written assumption of this Lease by another party approved by Landlord, both in Landlord’s discretion, shall be dissolved or its status as an entity is terminated; or
     (vi) If Tenant is a joint venture, trust, general partnership, limited partnership or limited liability company, there shall be instituted by or against any one or more general partners, trustees or managers of Tenant, without final dismissal thereof within thirty (30) days of the date of institution, of any proceeding under state insolvency laws or of any proceeding under the United States Bankruptcy Code.
     (b) Upon the occurrence of a Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it at law or in equity or by this Lease:

     (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and perform, correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy or abide by any term, condition, covenant, agreement or obligation of this Lease or of the Rules and Regulations now in effect or hereafter adopted, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repairing, including accrued interest as provided in the next sentence. All sums so expended to cure Default shall accrue interest from the date of demand until date of payment at a rate of interest which is the lower of (x) a per annum rate equal to the Prime Rate plus two percent (2%), or (y) sixteen percent (16%) per annum, but in no event at a rate higher than that permitted by applicable law.
     (ii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
     (iii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
     (iv) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, reasonable attorneys’ fees and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.
     (v) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of Tenant Improvements, all arrearages in rentals, costs, charges, additional rentals and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover as damages from Tenant rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of clause (iv) of this subsection (b) above if the Lease were not terminated.
     (c) In the event Landlord institutes dispossessory proceedings or dispossesses or evicts Tenant by summary proceedings or otherwise, Landlord shall have the option to do and perform any one or more of the foregoing in addition to, and not in limitation of, any remedy or right permitted it by law or in equity or by this Lease. Specifically, without limiting the foregoing, in the event Landlord institutes dispossessory proceedings or dispossesses or evicts Tenant by summary proceedings or otherwise and/or re-enters and takes possession of the Premises, Tenant shall remain liable for all rent (including Base Rental, Rental Adjustment and additional rental) and all other charges under the Lease for the remainder of the Lease Term.
     (d) No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under this Section 8.1 or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder or under any other provisions of this Lease, nor shall any waiver of a Default on one occasion operate as a waiver of any subsequent Default or of any other Default. No express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.
     (e) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.
     8.2 Insolvency or Bankruptcy. The making by Tenant of an assignment for the benefit of its creditors, the appointment under state law of a receiver to take possession of all or substantially all of Tenant’s assets, or the voluntary or involuntary involvement of Tenant as a principal in a state law insolvency or reorganization proceeding, may, at the option of Landlord, be deemed and declared a Default by Tenant hereunder. Tenant covenants and agrees promptly to notify Landlord in writing of (i) the occurrence of any of the events described in the preceding sentence or any event similar thereto, whether occurring in Georgia or any other jurisdiction, and (ii) the institution by or against Tenant of any proceeding under the United States Bankruptcy Code including a copy of the petition filed to initiate such proceeding.
     8.3 Late Payments. Tenant shall pay, in the event Base Rental, additional rental or other charge to be paid by Tenant hereunder are not paid when due, (A) a late fee of five percent (5%) of the amount past due, which late fee Tenant acknowledges is an agreed reimbursement to Landlord for the administrative expense incurred by Landlord as a result of Tenant’s late payment and not a penalty; and (B) interest on the amount past due (excluding late fees) at a rate which is the lower of (x) a per annum rate equal to the Prime Rate plus two percent (2%), or (y) sixteen percent (16%) per annum, but in no event at a rate higher than that permitted by applicable law, from due date until paid. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first, to late fees, second, to accrued but unpaid interest, and third, to past due amounts, in inverse order of their due date.
     8.4 Attorneys’ Fees for Collection. If any Base Rental, additional rental or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay the reasonable attorneys’ fees incurred by Landlord in such collection action.
     8.5 No Waiver of Rights. No failure or delay of either party to exercise any right or power given it herein or to insist upon strict compliance by the other party of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by either party or any right it has herein to demand strict compliance with the terms hereof by the other party. Neither party has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing.
IX
MISCELLANEOUS PROVISIONS
     9.1 Brokers. Tenant represents and warrants to Landlord that (except with respect to any broker identified in the Lease Summary as “Tenant’s Broker”) no broker, agent, commission salesperson or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that (except with respect to any broker identified in the Lease Summary) no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed. Tenant represents and discloses to Landlord that Tenant’s Broker identified in the Lease Summary has represented Tenant. The commissions or other compensation due and payable to Tenant’s Broker by reason of this Lease will be paid by Landlord pursuant to separate written agreements. Landlord represents and warrants to Tenant that (except with respect to any broker identified in the Lease Summary as “Landlord’s Broker”) no broker, agent, commission salesperson or other person has represented Landlord in the negotiations for and procurement of this Lease and of the Premises and that (except with respect to any broker identified in the Lease Summary) no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person. Landlord agrees to indemnify and hold Tenant harmless from all loss, cost and damage (including reasonable attorneys’ fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord’s failure to pay commissions, fees or compensation due to any broker who represented Landlord, whether or not disclosed. Landlord represents and discloses to Tenant that Landlord’s Broker identified in the Lease Summary has represented Landlord. The commissions or other compensation due and payable to Landlord’s Broker by reason of this Lease will be paid by Landlord pursuant to separate written agreements.
     9.2 Addresses and Notices. All notices, unless oral notice is specified, required or permitted to be given with respect to this Lease in order to be effective shall be in writing and shall be sent to the address of the intended party at its address specified in the Lease Summary. Notices shall be sent either by local or overnight courier service, or by the United States Postal System, certified or registered mail, return receipt requested, with postage and charges prepaid. Notices by courier service shall be deemed effective on date of delivery to the specified address. Notices by the United States Postal System shall be deemed effective on the third (3rd) business day subsequent to date of postmark or on the date of actual receipt by the addressee, whichever shall be the earlier. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.
     9.3 Entire Agreement and Exhibits. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant with respect to the Premises and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant. The content of each and every exhibit, attachment and the Lease Summary which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease.
     9.4 Subordination and Attornment. Tenant shall, upon demand of Landlord, at any time or times, execute, acknowledge and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering the Building or the land underlying the Building or to the lessor under any ground lease affecting the Building or the land underlying the Building, without expense, any and all instruments that may be necessary to make this Lease superior to any such mortgage, deed to secure debt, deed of trust or other instrument or the grant of any such ground lease, and each renewal, modification, consolidation, replacement and extension thereof.
     9.5 Estoppel Certificate/Amendment. At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, covenants and agrees to execute, acknowledge and deliver to Landlord (a) a certificate evidencing (i) whether or not this Lease is in full force and effect, (ii) whether or not this Lease has been amended in any manner, and if so specifying such amendment or amendments, (iii) whether or not there are any existing events of default on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such events of default, if any, and (iv) the date to which rent, and other amounts due hereunder, if any, have been paid, or (b) amendments to this Lease required by the holder of a mortgage on the Building, as long as such amendments do not increase the obligations or diminish the rights and benefits of Tenant hereunder. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Landlord’s interest hereunder or of any part of Landlord’s property or by any mortgagee of Landlord’s interest hereunder or of any part of Landlord’s property or by an assignee of any such mortgagee or by any ground lessor of Landlord’s interest hereunder.
     9.6 Severability. If any clause or provision of this Lease is or becomes illegal, invalid or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Lease Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless the lack of such clause or provision is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord shall have the right to terminate this Lease on written notice to Tenant.
     9.7 Captions. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.
     9.8 Successors and Assigns. The words “Landlord” and “Tenant” as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a corporation, general partnership, joint venture, limited partnership or trust. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs and assigns, subject, however, in the case of Tenant, to the provisions of Section 2.4 hereof. It is understood and agreed that the term “Landlord”, as used in this Lease, means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless the Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, which has the right to lease space in the Building to tenants shall be deemed the “Landlord”. Tenant shall be bound to any successor landlord for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any successor landlord.
     9.9 Georgia Law. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.
     9.10 Time is of the Essence. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.
     9.11 Execution. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.
     9.12 Force Majeure. A party to this Lease shall be excused from the performance of its duties and obligations under this Lease, except obligations for the payment of money such as Base Rental, for the period of delay, but in no event longer than ninety (90) days, caused by labor disputes, governmental regulations, riots, war, terrorism, insurrection, acts of God or other causes beyond the control of the party whose performance is being excused (but such causes shall not include insufficiency of funds).
     9.13 Mutual Warranty of Authority. Landlord warrants to Tenant that Landlord is a validly existing corporation under the laws of the State of Delaware, that its entry into and performance of this Lease has been duly authorized, and that the party executing this Lease on its behalf is duly authorized to do so. Tenant, if other than an individual, warrants to Landlord that Tenant is a validly existing legal entity under the laws of the state of Georgia and that it is duly qualified to do business in the State of Georgia, that its entry into and performance of this Lease has been duly authorized, and that the officer(s), partner(s) or trustee(s), as applicable, executing this Lease on its behalf are duly authorized to do so.
     9.14 Parking Rights. For use by Tenant and its employees and invitees, Landlord shall provide for Tenant’s non-exclusive use a parking ration of 3 spaces per 1000 rentable square feet which shall be surface spaces at no additional cost to Tenant.
     9.15 Recordation of Lease. This Lease is not in recordable form, and Tenant agrees not to record or permit the recording of this Lease.
     9.16 Hazardous Substances.
     (a) Tenant hereby covenants that Tenant shall not cause or permit any Hazardous Substances to be placed, held, located or disposed of in, on or at the Premises or any part thereof, and neither the Premises nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Lease Term. Tenant hereby covenants that it shall dispose of all laboratory chemicals and medical waste in accordance with all applicable laws, regulations and rules.
     (b) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Premises of any Hazardous Substance, laboratory chemicals and/or medical waste (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local “Superfund” or “Superlien” laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance, laboratory chemicals and/or medical waste), provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant’s violation of the covenant contained in subsection (a) of this Section 9.16.
     (c) For purposes of this Lease, “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances now or hereafter adopted by the United States Environmental Protection Agency (the “EPA”) or the list of toxic pollutants designated by Congress or the EPA or which are now or hereafter defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
     (d) Landlord shall have the right but not the obligation, and without limitation of Landlord’s rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant or Landlord or both. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from Tenant’s violation of the covenant contained in subsection (a) above, shall be deemed additional rental under this Lease and shall be payable by Tenant upon demand.
     (e) This Section 9.16 shall survive cancellation, termination or expiration of this Lease.

     (f) Except as otherwise provided herein, Landlord assumes all responsibility for compliance by the property/site/facility with all environmental laws, rules and regulations and agrees to and does hereby hold Tenant harmless from any claims, liabilities, fines or penalties which may be made or levied against Tenant on account thereof for any pre—lease or pre-existing conditions. Landlord represents that the Premises are free from asbestos and other hazardous substances.
     9.17 Names. Upon written notice to Tenant, Landlord reserves the right, from time to time, to change the name of the development, the name of the Building and the street address of the Building. Tenant shall not, without the prior written consent of Landlord, any name given the development, the Building or any other deceptively similar name, or use any associated service mark or logo of the development or the Building for any purpose other than Tenant’s business address.
     9.18 Shared Communications Services. Landlord may contract with a vendor (the “Shared Services Vendor”) to make available to tenants of the Building certain shared communications services. With respect to such shared communications services, if and so long as available, Landlord and Tenant agree as follows:
     (a) Tenant, at its election, may contract with Shared Services Vendor or any other vendor for communications services. Tenant may make such election at its sole and absolute discretion.
     (b) Tenant acknowledges and agrees that Shared Services Vendor is an independent contractor of Landlord and not Landlord’s employee, agent, partner or joint venturer and Tenant waives any and all right Tenant may have or claim to have to assert the contrary.
     (c) Tenant acknowledges and agrees that any cessation or interruption of shared communications services or default by Shared Services Vendor under the terms and conditions of Tenant’s agreement with Shared Services Vendor shall not constitute a default under this Lease nor a constructive eviction by Landlord of Tenant. Tenant agrees that it shall not abate or setoff against any amount of Base Rental, Rental Adjustment, additional rent or other sum due under this Lease for any claim against Shared Services Vendor or for a default under Tenant’s agreement with Shared Services Vendor. Tenant waives and releases Landlord from any and all claims Tenant may have, now or in the future, against Landlord, if any, that arise from or are related to the acts, omissions, negligence or gross negligence of Shared Services Vendor or its agents and employees.
     9.19 Ownership and Management Disclosure. Landlord discloses to Tenant, and Tenant acknowledges, that Landlord is the owner of record of the Building and the Premises.
     9.20 Effect of Lease Termination. No termination of this Lease by reason of exercise of an optional right, lapse of time, failure of condition or election of a party to terminate shall release or otherwise relieve either party from liability for breach of this Lease or from performance of any contractual obligation provided herein accruing prior to such termination. The possessory rights of Tenant, however, shall cease and expire as of the effective time of any such termination.
     9.21 Quiet Enjoyment. Landlord covenants with Tenant that Tenant shall peaceably hold and enjoy the Premises during the full term of this Lease and any extension and renewals upon paying the rent and performing its covenants herein contained, subject only to the terms of this Lease and any interests of record to which this Lease may be or become subject and subordinate.

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Lease as of the date and year first above stated.

LANDLORD: UCB, Inc., a Delaware corporation
By:
Name:
Title:

By:
Name:
Title:

TENANT: GeoVax, Inc., a Georgia corporation
By:
Name:
Title:

EXHIBIT “A”
FLOOR PLAN(S)
1900 LAKE PARK DRIVE

30'-7"
9'-6"
5'-4"
14'-1"

1900 BUILDING:

Cytec Surface Specialties, Inc.

Leasing Plan 07/09/09

EXHIBIT “B”
RULES AND REGULATIONS
     1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.
     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.
     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Signs on doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.
     4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.
     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.
     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.
     7. Tenant shall not in any way deface any part of the Premises or the Building. If Tenant desires to use linoleum or other similar floor covering, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.
     8. No vehicles or animals (other than seeing eye-dogs) of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.
     9. No space in the Building shall be used for manufacturing, distribution or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.
     10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the building or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant’s use of the Premises.
     11. Neither Tenant, nor any of Tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business.
     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.
     13. Tenant shall not overload any floor. Tenant shall obtain Landlord’s consent before bringing any safes, freight, furniture or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.
     14. Tenant shall not occupy or permit any portion of the Premises to be occupied, without Landlord’s expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business; provided, however, nothing in this sentence shall be deemed to prohibit Tenant or its employees or business invitees from personal use of tobacco. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises, nor advertise for laborers giving an address at the Building. Tenant shall not keep or utilize any jukebox, billiard or pool table or other recreational device at or in the Premises.
     15. Tenant agrees to employ such janitorial contractor as Landlord may from time to time designate, for any waxing, polishing and other maintenance work of the Premises and of the Tenant’s furniture, fixtures and equipment. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord’s prior written consent.
     16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
     17. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 2:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the Premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.
     18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord’s sole discretion, to an office building of the quality and stature of the Building.

     19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.
     20. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.
     21. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.
     22. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close the blinds or drapes when sun’s rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.
     23. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.
     24. Tenant shall not install any vending machines in the Building or Premises without Landlord’s consent.
     25. All articles and the arrangement style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture and store fixtures, shall be subject to Landlord’s approval, and, in any case, shall be maintained in keeping with the character and standards of the development of which the Building is a part.
     26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.
     27. Tenant shall abide by no-smoking restrictions in all areas within the Building, other than spaces, designated or posted by Landlord as smoking areas.
     28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.
     29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein. Such other Rules and Regulations shall be effective upon written notification of Tenant.

EXHIBIT “C”
TENANT IMPROVEMENTS
BACKUP POWER OUTLET LIST

Circuit				Equipment
ID	Outlet Location	Voltage	Current	ID	Power	Priority
LP-28, LP-30	360D	208V	15A	Freezer	2500	Critical
NC24	360I	208V	15A	Freezer	2500	Critical
NC25	360I	208V	15A	Freezer	2500	Critical
NC5	360C	120V	20A	Freezer	1920	Critical
LP-1	360A	120V	20A	Roller bottle incubator	2400	High
LP-13	360D	120V	20A	Refrigerator	1300	High
LP-13	360D	120V	20A	Freezer	600	High
LP-14	360F	120V	20A	Refrigerator	300	High
LP-20	360E	120V	20A	Freezer	1265	High
LP-23	360D	120V	20A	Three incubators	1320	High
LP-3	360A	120V	20A	Chiller	1440	High
NC1	360A	120V	20A	Minitron incubator	1150	High
NC10	360D	120V	20A	Freezer	600	High
NC11	360D	120V	20A	Refrigerator	1000	High
NC14	360E	120V	20A	Refrigerator	1265	High
NC2	360A	120V	20A	Minitron incubator	1150	High
NC3	360A	120V	20A	Bioreactor	1300	High
NC4	360A	120V	20A	Refrigerator	1000	High
LP-12	360F	120V	20A	Incubator	400	High
NC21	360H	120V	20A	Manifold	120	High
LP-35	360A	120V	20A	Incubator	400	High
L3-15	360F	120V	20A	Laminar flow hood	1725	Low
LP-6	360E	120V	20A	FACSCanto	500	Low
     Total connected Critical-priority load: 9420 W
     Total connected High-priority load: 17,010 W
     Total connected Low-priority load: 2225 W
     Total connected Critical- & High-priority load: 26,430 W
     Overall total connected load: 28,655 W

ELECTRICAL IMPROVEMENTS LIST

Improvement description	Circuit ID*	Location of outlet
Install 30-kW generator	NA	NA
Add 120V-20A circuit	NC1	Room 360A back wall
Add 120V-20A circuit	NC2	Room 360A back wall
Add 120V-20A circuit	NC3	Room 360A right wall
Convert circuit to 120V-20A	LP-3	Room 360A right wall
Add 120V-20A circuit	NC4	Room 360A front wall
Add 120V-20A circuit	NC5	Hallway 360C end
Add 120V-20A circuit	NC6	Room 360B, 1st wall
Add 120V-20A circuit	NC7	Room 360B, 2nd wall
Add 120V-20A circuit	NC8	Room 360B, 3rd wall
Add 120V-20A circuit	NC9	Room 360B, 4th wall
Add 120V-20A circuit	NC10	Room 360D, by flammable cabinet
Adapt circuit to 208V-15A (NEMA 6-15P)	LP-28,30	Room 360D, current chiller location
Wire LP-11 outlets in 360A to new circuit	NC12	Room 360A
Add 120V-20A circuit	NC11	Room 360D, near chiller
Add 120V-20A circuit	NC13	Room 360D, corner
Add 120V-20A circuit	NC14	Room 360E, blank wall
Add 208V-15A circuit	NC15	Room 360E, wall facing office
Add 120V-20A circuit	NC16	Room 360E, wall facing office
Add 120V-20A circuit	NC17	Room 360E, along bench
Add 120V-20A circuit	NC18	Room 360E, along bench
Add 120V-20A circuit	NC19	Room 360E, along bench
Add 120V-20A circuit	NC20	Room 360E, along bench
Add 120V-20A circuit	NC21	Room 360H, “oven” corner
Add 120V-20A circuit	NC22	Room 360H, next to sink
Add 208V circuit (Current TBD)	NC23	Room 360H, current fume hood location
Add 208V-15A circuit	NC24	Room 360I, back wall
Add 208V-15A circuit	NC25	Room 360I, back wall

*NCx indicates New Circuit x

PLUMBING IMPROVEMENTS LIST

Location	Description
Room 360A	Remove safety shower and eyewash
Room 360A	Add CO2 valves with hose barb for incubators
Room 360A	Replace all 3/8” CO2 pipes (currently labeled
for nitrogen) with 1/2” copper
Rooms 360A and 370A	Run two 1/[2]” copper pipes (one for air and
one for O2) with shutoff valves and hose barbs at
both ends between source (370A) and point of
use (360A).
Room 360D	Adapt existing Nitrogen plumbing to four hoods
to feed three incubators with CO2 (hose barb
fittings)
Room 360F	Add CO2 valve with hose barb for incubator
Room 360F	Cut and cap nitrogen pipe on both sides of
exterior wall
Room 360F	Add sink with foot control
Room 360H	Run CO2 pipe from ceiling (using pipes
currently marked for nitrogen) down wall to
connect to CO2 manifold
Room 360H	Connect deionized water system to cold water
supply
Room 360H	Connect deionized water system to dishwasher
Room 360H	Connect deionized water system to autoclave
Room 360H	Connect autoclave drain to existing drain pipe
Room 360H	Connect autoclave to cold water supply
NOTE: NEED TO DISCUSS HVAC REQUIREMENTS – POSITIVE VS. NEGATIVE PRESSURE IN ROOMS AND ADDITION OF VENTILATION OR HEAT SINKS TO DEAL WITH HEAT GENERATED BY EQUIPMENT

CARPENTRY AND MOVING IMPROVEMENTS LIST

Location	Description
Room 360A	Remove entire bench along left wall
Room 360A	Remove entire bench along back wall
Room 360B	Remove carpet and replace with tile
Room 360C	Remove carpet and replace with tile
Hallway 360C	Add door and small section of wall to separate hallway (lab)
from office
Room 360A	Add adjustable track shelving along right wall
Room 360D	Remove 7 fume hoods
Room 360D	Install adjustable shelving along back wall and open bench
Room 360D	Remove small section of bench between the 4-hood bench
and the bench along the back wall. Remove chiller.
Room 360D	Remove all casework under one hood (the one next to the
walk-in hood)
Room 360D	Remove all casework under one hood (in corner of lab)
Room 360D	Rotate flammable cabinet 90°
Room 360F	Remove 3 fume hoods
Room 360K	Tile floor (currently bare concrete)
Rooms 360G and 370B	Add wall to separate lab (hallway) from office
Rooms 360G and 360H	Remove flammable cabinet and move to storage. Make
passthrough (double door size) between glasswash room
360H and hallway 360G.
Room 360H	Remove bench in corner of glasswash room 360H (location
currently marked as “oven.”
Room 360H	Remove 1 fume hood
Room 360H	Remove all casework along wall that currently has fume
hood
Room 360H	Remove one glassware cabinet (the one closest to the fume
hood) and move to hallway 360C.
Rooms 370A — C	Move two cubicles from 370A to 370B & 370C
Room 360F	Remove small bench